Exhibit 99.04
Southern Company
EPS Earnings Analysis
Three Months Ended June 2009

Cents	Description

(0.08)	Non-Fuel Revenues

0.01	Weather

0.06	Non-Fuel O&M

(0.01)	Depreciation & Amortization

0.01	Other Income & Deductions

(0.02)	Interest Expense

(0.01)	Taxes Other Than Income Taxes

$(0.04)	Total Traditional Operating Companies

0.00	Southern Power

0.01	Parent and Other

0.03	Early Termination of Leveraged Lease Investments, Net

(0.02)	Increase in Shares

$(0.02)	Total Change in QTD EPS (x-Items)

0.09	Leveraged Lease Adjustment (2008)

$0.07	Total Change in QTD EPS (As Reported)

Notes

-    The charge related to Southern Company's tax treatment of investments in leveraged leases significantly impacted the presentation of earnings and earnings per share for the three months ended June 30, 2008, and such charges related to these investments are not expected to occur in the future.

- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-Q.